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FOR IMMEDIATE RELEASE

Allegheny Energy Names Strategic Partner for Information Technology

GREENSBURG, Pa., September 19, 2005 – Allegheny Energy, Inc. (NYSE: AYE) announced today that it has selected Electronic Data Systems Corporation (EDS) to assume responsibility for many of Allegheny’s information technology tasks, and to coordinate the installation of an enterprise resource planning system.

“This investment in technology infrastructure is part of our effort to become a top-performing utility,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “Partnering with EDS should enable us to improve our processes and technology faster and more effectively than we could do on our own.”

Allegheny recently completed an assessment of its information technology processes and infrastructure to determine the investment needed to achieve top-level performance. The results indicated that Allegheny could most efficiently meet its objective by engaging a first-tier information technology service provider. EDS emerged as the choice from a competitive field. Allegheny expects that most of its approximately 185 information technology employees will be offered transfers to EDS, providing Allegheny with continuing access to their skills and experience.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned utility consisting of two major businesses. Allegheny Energy Supply owns and operates electric generating facilities, and Allegheny Power delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. For more information, visit our Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; regulatory matters; and accounting issues. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; changes in PJM, including changes to participant rules and tariffs; the effect of accounting policies issued periodically by accounting standard-setting bodies; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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